EXHIBIT 10.2

[FCG LETTERHEAD]

June 10, 2002

Mr. David S. Lipson

771 Eagle Farm Road

Villanova, PA 19085

Re:          Registration Rights Agreement

Dear David:

As we discussed, this letter is to confirm certain matters with respect to:  (a) the Registration Rights Agreement dated December 18, 1998 (the “Rights Agreement”), among First Consulting Group, Inc. (“FCG”) and the holders named therein (the “Holders”), including yourself; (b) the letter agreement between FCG and you dated May 5, 2000, which letter extended your registration rights until June 18, 2001; and (c) the letter agreement between FCG and you dated May 7, 2001, which letter extended your registration rights until June 18, 2002.

In conjunction with the foregoing, FCG hereby agrees to grant you demand and piggyback registration rights on your Registrable Securities for an additional year, expiring June 18, 2003.  Your demand and piggyback registration rights shall be on the same terms and conditions as set forth in the Rights Agreement, except that: (1) Section 2.1(c)(ii) and the last sentence of Section 2.2(a) of the Rights Agreement are superseded hereby; and (2) if FCG is not required to file a registration statement for your Registrable Securities at any time during the additional one year period pursuant to Section 2.1(c)(iv) of the Rights Agreement, then you shall have the right to demand registration of your Registrable Securities for 180 days after the earlier of (a) expiration of the 180TH day following the effective date of the registration statement filed by FCG that qualifies under Section 2.1(c)(iv) or (b) the date, if any, that FCG sends written notice to you waiving FCG’s rights under Section 2.1(c)(iv).

FIRST CONSULTING GROUP, INC.	LEGAL DEPARTMENT
111 W. OCEAN BLVD., 4TH FLOOR	TEL: (562) 624-5395
LONG BEACH, CA 90802	FAX: (562) 983-9384

Mr. David S. Lipson

June 10, 2002

In addition, if FCG files a registration statement registering shares of FCG common stock for public sale during 2002, FCG currently intends to allow the Holders to include their Registrable Securities (as defined in the Rights Agreement) in such registration statement on the same terms and conditions as Section 2.1 of the Rights Agreement, as if such registration statement were being filed pursuant to the demand registration rights granted in Section 2.1 of the Rights Agreement.  Of course, FCG’s decision to file a registration would be based on, among other factors, future market conditions for FCG common stock, the mutual selection of and agreement with an underwriter or underwriters, and approval of FCG’s Board of Directors.

Very Truly Yours,

FIRST CONSULTING GROUP, INC.

By:	/s/	Michael A. Zuercher
Michael A. Zuercher
Vice President & General Counsel

Agreed and acknowledged as of the

date first written above:

/s/ David S. Lipson
David S. Lipson